UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2025
Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Former Officer

          On December 4, 2025, as part of ECD Automotive Design, Inc.'s (the "Company") cost-restructuring initiative and increased focus on product innovation, Elliot Humble, who previously served as Chief Technology Officer, transitioned into a new role as Product Development Director. Mr. Humble’s transition is not the result of any disagreement with the Company regarding its operations, policies, or practices.  In his new position, Mr. Humble will be paid an annual salary of $195,000 and be eligible to earn bonuses up to $85,000 per year.  The terms of Mr. Humble's employment with the Company are governed by the Employment Agreement, dated November 13, 2025 (the "November 13, 2025 Agreement"), between ECD Automotive Design, Inc. and Elliot Humble, which supersedes his prior executive employment arrangement.  A copy of the November 13, 2025 Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

No.	Description of Exhibit
10.1*	Employment Agreement, dated November 13, 2025, between ECD Automotive Design, Inc. and Elliot Humble
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2025

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Scott Wallace
	Name:	Scott Wallace
	Title:	Chief Executive Officer